Schedule A to the Investment Advisory and Management Agreement

between ProShares Trust and ProShare Advisors LLC

Dated as of August 8, 2024

Fund

ProShares S&P 500 ex-Energy ETF

ProShares S&P 500 ex-Financials ETF

ProShares S&P 500 ex-Health Care ETF

ProShares S&P 500 ex-Technology ETF

ProShares S&P 500 Bond ETF

ProShares K-1 Free Crude Oil ETF

ProShares S&P 500 Dividend Aristocrats ETF ProShares S&P MidCap 400 Dividend Aristocrats ETF ProShares Russell 2000 Dividend Growers ETF ProShares MSCI EAFE Dividend Growers ETF ProShares MSCI Europe Dividend Growers ETF ProShares MSCI Emerging Markets Dividend Growers ETF ProShares High Yield–Interest Rate Hedged

ProShares Investment Grade–Interest Rate Hedged ProShares Large Cap Core Plus

ProShares DJ Brookfield Global Infrastructure ETF ProShares Equities for Rising Rates ETF ProShares Long Online/Short Stores ETF ProShares Decline of the Retail Store ETF ProShares Online Retail ETF

ProShares Pet Care ETF

ProShares Russell U.S. Dividend Growers ETF ProShares S&P Technology Dividend Aristocrats ETF

ProShares MSCI Transformational Changes ETF ProShares Nasdaq-100 Dorsey Wright Momentum ETF

ProShares Big Data Refiners ETF

ProShares Nanotechnology ETF

ProShares On‐Demand ETF

ProShares S&P Kensho Cleantech ETF

ProShares S&P Kensho Smart Factories ETF

ProShares Smart Materials ETF

ProShares Supply Chain Logistics ETF

ProShares Metaverse ETF

ProShares Short Bitcoin ETF

ProShares S&P Global Core Battery Metals ETF

ProShares S&P 500 High Income ETF

ProShares Ether ETF

ProShares Short Ether ETF

ProShares Bitcoin & Ether ETF

ProShares Bitcoin & Ether Equal Weight ETF

ProShares Ultra Ether ETF*

ProShares Ultra Bitcoin ETF

ProShares UltraShort Bitcoin ETF

Fee Rate Effective Date

0.13% September 17, 2015

revised February 1, 2022

0.13% September 17, 2015

revised February 1, 2022

0.13% September 17, 2015

revised February 1, 2022

0.13% September 17, 2015

revised February 1, 2022

0.15% December 7, 2015

0.65% March 9, 2016

revised Sept 12, 2016

0.35% October 1, 2016

0.40% October 1, 2016

0.40% October 1, 2016

0.50% October 1, 2016

0.55% October 1, 2016

0.60% October 1, 2016

0.50% October 1, 2016

0.30% October 1, 2016

0.45% December 8, 2016

0.45% December 8, 2016

0.35% March 7, 2017

0.65% September 12, 2017

0.65% September 12, 2017

0.58% June 6, 2018

0.50% June 6, 2018

0.35% June 5, 2019

0.45% June 5, 2019

revised Sept 16, 2019

0.45% September 14, 2020

0.58% March 10, 2021

0.58% July 15, 2021

0.58% July 15, 2021

0.58% July 15, 2021

0.58% July 15, 2021

0.58% July 15, 2021

0.58% July 15, 2021

0.58% February 8, 2022

0.58% March 10, 2022

0.95% June 8, 2022

0.58% September 12, 2022

0.55% June 8, 2023

0.95% September 11, 2023

0.95% September 11, 2023

0.95% September 11, 2023

0.95% September 11, 2023

0.95% March 14, 2024

0.95% March 14, 2024

0.95% March 14, 2024

A-1

Fund	Fee Rate	Effective Date
ProShares Short Bitcoin ETF*	0.95%	March 14, 2024
ProShares UltraShort Ether ETF*	0.95%	March 14, 2024
ProShares Nasdaq-100 High Income ETF	0.55%	March 14, 2024
ProShares Russell 2000 High Income ETF*	0.55%	August 8, 2024
PROSHARES TRUST	PROSHARE ADVISORS LLC
By: /s/ Todd B. Johnson	By: /s/Michael L. Sapir
Name: Todd B. Johnson	Name: Michael L. Sapir
Title: President	Title: Chief Executive Officer
* Not operational as of the date first above written

A-2